UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of report (Date of earliest event reported):  May 23, 2013

Unico American Corporation

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-3978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

23251 Mulholland Drive
Woodland Hills, California	91364
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The Company held its 2013 Annual Meeting of Shareholders on May 23, 2013. The matters voted upon at the meeting were as follows:

1.	The election of eight (8) directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and
2.	An advisory approval of the compensation of the three (3) named executive officers; and
3.	An advisory vote on the frequency of shareholders’ votes on named executive officer compensation.

(b)  The votes cast with respect to these matters were as follows:

The Election of the following persons to the Board of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Shares Abstained
Erwin Cheldin	3,931,222	549,799	14,354
Cary L. Cheldin	3,928,626	552,395	14,354
Lester A. Aaron	3,928,626	552,395	14,354
George C. Gilpatrick	3,890,115	590,906	14,354
Terry L. Kinigstein	3,892,115	588,906	14,354
Samuel J. Sorich	4,440,870	40,151	14,354
Warren D. Orloff	4,440,870	40,151	14,354
Donald B. Urfrig	4,440,870	40,151	14,354

 There were no broker non-votes.

Advisory approval of the compensation of the three (3) named executive officers:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
4,452,207	10,556	32,612

There were no broker non-votes.

Advisory vote on the frequency of shareholders’ votes on named executive officer compensation:

Number of Shares Voted for One Year	Number of Shares Voted for Two Years	Number of Shares Voted for Three Years	Number of Shares Abstained
674,803	506,703	3,311,455	2,414

(d)  In accordance with the recommendation of the Board of Directors and the vote of the Company shareholders, the Company will conduct future advisory votes on the compensation of its named executive officers every three years.  The next required advisory vote on the frequency of shareholder votes on named executive officer compensation is required to be held no later than the annual or other meeting of shareholders held  in the sixth calendar  year after the executive officer compensation vote held on May 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: May 29, 2013           By:   /s/ Lester A. Aaron

                                             Name:  Lester A. Aaron

                                             Title:    Chief Financial Officer